UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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The Allstate Corporation
(Name of Registrant as Specified In Its Charter)

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*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 24, 2016.

THE ALLSTATE CORPORATION

THE ALLSTATE CORPORATION
C/O WELLS FARGO SHAREOWNER SERVICES
P.O. BOX 64854
ST. PAUL, MN 55164-0854

Meeting Information
Meeting Type:	Annual Meeting
For holders as of:	March 28, 2016
Date: May 24, 2016	Time: 11:00 a.m., CDT
Location:	The Allstate Corporation
Willow Plaza
2675 Sanders Road
Northbrook, IL 60062
Meeting Directions:	Please go to allstate.com or
call 800-416-8803

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR code on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

STOCKHOLDER MEETING REGISTRATION:
To vote and/or attend the meeting, go to "Register for Meeting" link at www.proxyvote.com.

If you do not have access to the Internet you can register by phone at 1-888-247-6053.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote
    How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
Notice of 2016 Annual Meeting, Proxy Statement and 2015 Annual Report

How to View Online:
Have the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET:	www.proxyvote.com
2)	BY TELEPHONE:	1-800-579-1639
3)	BY E-MAIL*:	sendmaterial@proxyvote.com
*If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.
Please make the request as instructed above on or before May 10, 2016 to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: Go to www.proxyvote.com or from a smart phone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote "FOR" all nominees for Director.

1.	Election of Directors

Nominees:

	1a.	Kermit R. Crawford

	1b.	Michael L. Eskew

	1c.	Herbert L. Henkel

	1d.	Siddharth N. Mehta

	1e.	Jacques P. Perold

	1f.	Andrea Redmond

	1g.	John W. Rowe

	1h.	Judith A. Sprieser

	1i.	Mary Alice Taylor

	1j.	Thomas J. Wilson
The Board of Directors recommends you vote "FOR" Proposals 2 and 3.

2.	Advisory vote to approve the compensation of the named executive officers.

3.	Ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2016.

The Board of Directors recommends you vote "AGAINST" Proposals 4 and 5.

4.	Stockholder proposal on independent board chairman.

5.	Stockholder proposal on reporting political contributions.

Commencing on or about April 12, 2016, The Allstate Corporation sent the following communication to certain stockholders:

Subject: Vote now on The Allstate Corporation's annual meeting proposals

THE ALLSTATE CORPORATION

2016 Annual Meeting May 24, 2016

Important proxy voting material is ready for your action.

This email represents the following share(s):
THE ALLSTATE CORPORATION-COMMON
THE ALLSTATE CORPORATION-401K

Three
Ways to Vote

Now via ProxyVote	Vote By May 23, 2016 11:59 PM ET
At the Meeting	Control Number: 0123456789012345
By Phone 1.800.690.6903

For those in the Allstate 401(k) Savings Plan, vote by May 19, 2016 11:59 PM ET.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 24, 2016.
This notice has been sent on behalf of The Allstate Corporation. It provides voting instructions and deadlines to vote the shares of Allstate stock you may hold for the proposals listed at Allstate's annual meeting to be held on May 24, 2016 at 11:00 a.m. at 2675 Sanders Road, Northbrook, IL 60062. All votes are confidential and managed by an outside firm to maintain your confidentiality.

Proposals and Board Recommendations: The Board of Directors recommends stockholders vote FOR the following proposals: 1) Election of 10 directors, 2) Advisory vote to approve the compensation of the named executive officers, and 3) Ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2016. The Board of Directors recommends stockholders vote AGAINST the following proposals: 4) Stockholder proposal on independent board chairman and 5) Stockholder proposal on reporting political contributions.

Vote now on Allstate's annual meeting proposals
Vote By:
- May 19, 2016 11:59 PM ET (for those in the Allstate 401(k) Savings Plan)
- May 23, 2016 11:59 PM ET (for all other accounts)

Important Materials

Annual Report and Proxy Statement
Proxy Materials

For holders as of March 28, 2016

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Commencing on or about April 12, 2016, The Allstate Corporation made the following intranet webpage available to employees:

Now available: annual meeting educational materials

FAQ, other documents aim to help employees understand proxy voting process, proposals

Allstate began sending annual meeting materials to stockholders the week of April 11.

The annual stockholder meeting takes place May 24 and gives stockholders – including employees who hold shares through the Allstate 401(k) Savings Plan – an opportunity to voice their opinions on the election of the board of directors and other matters presented for a vote.

This FAQ document and this overview of the 2016 annual meeting’s proposals can help employees better understand the proxy voting process and proposals. In addition to these materials, the corporation advises that all stockholders read the Notice of 2016 Annual Meeting, Proxy Statement and 2015 Annual Report before voting; information specific to this year’s proposals and the voting process begins on page 3 of the document.

Commencing on or about April 12, 2016, The Allstate Corporation made the following intranet webpage available to employees:

Frequently Asked Questions

Employee Stockholders’ Guide to Voting on Annual Meeting Proposals

What is proxy voting?

Voting by proxy allows stockholders to voice their opinion on important issues that will be considered at Allstate’s annual stockholder meeting, without having to attend the meeting. Stockholders can vote in advance on the matters to be considered at the meeting.

Why are stockholders’ votes gathered this way?

Voting by proxy is a common practice among publicly traded companies, because it allows stockholders to express their opinion without having to attend the company’s annual meeting. Typically, few stockholders attend a company’s annual meeting in person. Widely-held companies like Allstate have stockholders around the world; voting by proxy is a more convenient way to vote shares on proposals.

Why do stockholders have a vote?

When someone has an investment interest in Allstate or another company’s stock, they have a financial stake in its success. Our annual stockholder meeting and vote give stockholders an important opportunity to voice their opinion on the election of the board of directors and other governance matters.

Through the annual meeting process, employee stockholders have an opportunity to influence the company’s corporate governance by voting their shares, just as they help to drive Allstate’s success through the work they do every day.

Why is Allstate encouraging me to vote?

Every vote matters, including those of our employee stockholders. All stockholders – including employees – are encouraged to vote.

Why is Allstate providing more information about the annual meeting and vote?

It is important for employee stockholders to understand the issues and add their voices to the dialogue. The proxy vote process and issues up for vote can be confusing, and we don’t want that to discourage employee stockholders from participating. As with any significant decision, it is important to gather the facts and feel comfortable with the process.

To help, Allstate offers an overview of proposals that provides more information about the issues. This resource is meant to help employees feel comfortable with the voting process and issues up for vote.

What issues are up for vote in 2016?

Allstate stockholders will be asked to vote on governance items, including the election of the board of directors. More information is available in the Notice of 2016 Annual Meeting and Proxy Statement. Please review this information before voting.

The items up for vote are:

1. Election of 10 directors

2. Say-on-pay — advisory vote on the compensation of the named executive officers

3. Ratification of auditors — ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2016

4. Stockholder proposal on independent board chairman

5. Stockholder proposal on reporting political contributions

How can I vote?

Employees who own shares of Allstate stock will receive a notice that the proxy materials and voting instructions are available. Most of these employee stockholders will begin receiving it by email from The Allstate Corporation during the week of April 11, with the subject line “Vote now on The Allstate Corporation's annual meeting proposals,” while others will receive the email from their broker. Some employees may receive materials by postal mail if they previously selected this delivery option.

In either case, stockholders may vote by following the instructions in the materials.

How do I set my delivery preferences for proxy materials?

Each year, an Allstate NOW article is published to remind employees that they can opt out of electronic delivery of proxy materials. However, employees can change their election at any time by following the processes set forth in the materials they receive.

Will Allstate leaders or employees know how I vote?

No. Allstate has a confidential voting policy that applies to all votes cast, including employee votes. All votes are confidential and managed by an outside firm to maintain confidentiality, except as necessary to allow the inspector of election to certify the vote result or meet certain legal requirements. The votes are tabulated by an independent outside vendor, and the results are certified by an independent inspector of election. However, if a stockholder provides a comment on his or her ballot, and knowing the vote is important to understand the comment, then the comment and the vote may be disclosed to the corporate secretary.

What happens if I don’t vote?

Stockholders who decide not to vote will miss an opportunity to voice their opinion. However, the decision about whether to vote will not affect their status as an Allstate stockholder. The trustee of the Allstate 401(k) Savings Plan, The Northern Trust Corp., will vote any shares not voted by plan participants. If less than 50 percent of shares held by participants are voted, the trustee would use its sole discretion to vote unvoted shares. If more than 50 percent of the shares held by participants are voted, the trustee would vote all other shares in the same proportion and in the same manner as the shares that have been voted, unless to do so would be inconsistent with the trustee’s duties.

When will the annual meeting take place? Can I attend?

The annual meeting is scheduled to begin at 11 a.m. on Tuesday, May 24, at Willow Plaza in home office. All Allstate stockholders are invited to attend. Registration begins at 10 a.m. Stockholders are encouraged to pre-register to attend the annual meeting by following the instructions in the proxy statement. You may also register on-site, but to do so, you will need to bring information with you to be confirmed as a stockholder.

●	If you hold your shares beneficially (through a bank or broker), you must bring a statement showing your ownership on March 28, 2016, in order to attend the meeting.
●	Participants in the Allstate 401(k) Savings Plan may attend the meeting, but may not vote the shares credited to their accounts at the meeting. All voting instructions for shares in the Allstate 401(k) Savings Plan must be received by May 19, so the trustee can tabulate and vote the shares.

Commencing on or about April 12, 2016, The Allstate Corporation made the following intranet webpage available to employees:

Understanding the 2016 Proposals

Employee Stockholders’ Guide to Voting on Annual Meeting Proposals

Each year, Allstate stockholders are asked to consider and vote on proposals related to important governance matters. Some of the issues can be challenging to understand. The 2016 proposals are listed below, followed by explanations to help you understand the matters up for vote.

The proxy statement and the descriptions below provide the vote recommendation of the Allstate board of directors. These recommendations are based on the board’s view of what is best for stockholders and the corporation. Please review the proxy statement and annual report before voting.

Proposal 1 – Election of 10 directors

Who are the directors of The Allstate Corporation?

The Allstate Corporation has 10 nominees for election as directors at the 2016 annual meeting. Nine of the directors are independent from Allstate, which means they are not Allstate employees and have no relationships with the company that would create a conflict of interest that would impair independence. Tom Wilson, chairman and CEO, is the only Allstate employee on the board. For more information, see the biographies of the board members, beginning on page 12 of the 2016 proxy statement.

Why do we vote to elect our board of directors every year?

Allstate’s practice of electing each director every year is considered good governance, as it allows stockholders the opportunity to vote on each director’s continued service in each year.

What is the vote standard required to elect an Allstate director?

Each Allstate director must receive a majority of affirmative or “for” votes out of the votes cast. Some companies apply a plurality vote standard, which means a director can be elected by less than a majority of votes cast.

Proposal 2 – Say-on-pay – advisory vote on the compensation of the named executive officers

Why do stockholders get to vote on executive compensation?

The Dodd-Frank Act required public companies to provide stockholders with the opportunity to cast an advisory vote on the company’s executive compensation program for named executive officers. The vote is non-binding, but it gives stockholders an opportunity to voice any concerns about a company’s executive compensation program. Allstate’s compensation and succession committee (a committee of the board) takes the stockholder vote into consideration when it conducts its annual review of the compensation program.

How does the board of directors determine executive compensation?

The compensation and succession committee of the board of directors works with an independent compensation consultant to design an executive compensation program that aligns compensation with the company’s strategic and operational business goals. In designing such a program, the committee examines market pay and practices at a group of peer companies and uses the 50th percentile of this peer group as a guideline in setting target direct compensation. To read more about this, see the 2016 proxy statement.

Proposal 3 – Ratification of auditors – ratification of the appointment of Deloitte & Touche LLP as Allstate’s independent registered public accountant for 2016

Why do we vote to ratify the auditors?

The audit committee of the board of directors annually appoints an independent registered public accounting firm. Stockholders are asked to ratify the appointment. If the appointment is not ratified by stockholders, the committee may reconsider which accounting firm to appoint. The proxy statement contains details on the fees paid to Deloitte & Touche LLP for 2015 and 2014.

Proposals 4 – 5 – Stockholder proposals

What is a stockholder proposal?

Stockholders who meet certain eligibility requirements set by the Securities and Exchange Commission can submit a proposal to be included in the company’s annual proxy statement. There are two stockholder proposals in the 2016 proxy statement.

Proposal 4

●	This stockholder proposal is asking for the board to adopt a policy to require the chair of the board of directors to be an independent member of the board. The board of directors recommends that stockholders vote against this proposal because Allstate has previously separated the chairman and CEO roles in the past and should have the flexibility to determine roles based on Allstate’s needs at the time. In addition, Allstate’s lead director already provides meaningful independent leadership to the board and the board’s existing leadership structure and composition provide effective independent oversight. See pages 67-69 of the proxy statement for more information.

Proposal 5

●	This stockholder proposal is asking for a policy to require that Allstate provide a report,updated semi-annually, disclosing the company’s political contributions. The board of directors recommends that stockholders vote against this proposal because Allstate already provides stockholders with comprehensive disclosures on Allstate’s involvement in the public policy arena (found at www.allstate.com/publicpolicyreport). Also, the board has strong governance and oversight practices over the company’s public policy involvement. Allstate fully complies with all disclosure requirements pertaining to political contributions under federal, state, and local laws, as well as internal guidelines. Finally, an almost identical proposal at the 2014 annual meeting received less than 10% support from stockholders. See pages 70-71 of the proxy statement for more information.

Commencing on or about April 13, 2016, The Allstate Corporation sent the following communication to employees:

Your vote matters: Voting on Allstate’s annual meeting proposals

At Allstate, you’re not just empowered to help shape our future – you’re expected to lead the way, which is at the core of our Leadership Principles. That’s why, with Allstate’s annual meeting fast approaching, I want to remind all employee stockholders how important it is to vote your Allstate shares and help influence our corporate governance.

To help you prepare for the annual meeting, you should review the Notice of 2016 Annual Meeting, Proxy Statement and the 2015 Annual Report. We want you to understand the issues up for vote and feel comfortable with the voting process.

This year, stockholders are asked to consider and vote on the following issues:

1.	Election of directors
2.	Say-on-pay: advisory vote on the compensation of named executive officers
3.	Ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2016
4.	Stockholder proposal on independent board chairman
5.	Stockholder proposal on reporting political contributions

If you own shares as a registered stockholder, as a beneficial stockholder or as a participant in the Allstate 401(k) plan, you will receive a notice when the proxy materials are available. Unless you previously elected to receive it by postal mail, this notice will come via an email from The Allstate Corporation during the week of April 11.

We joined Allstate to make a difference and fulfill Our Shared Purpose. One direct way you can do that is to exercise your ownership role and influence the company’s corporate governance. I encourage you to vote – your vote is your voice!

Harriet Harty
Executive Vice President
Human Resources